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                                                                    EXHIBIT 4(m)


ASSIGNATION IN SECURITY

AMONG:

(1) CREDIT ACCEPTANCE CORPORATION, a company incorporated in Michigan, USA and having a place of business at 25505 W. Twelve Mile Road, Suite 3000, Southfield, Michigan, 48034, USA(the "CHARGOR");

(2) COMERICA BANK, a bank organised and existing under the laws of Michigan, as collateral agent and trustee for the benefit of the Lenders, the Noteholders and the Future Debt Holders (in such capacity, the "COLLATERAL AGENT");

(3) CAC NEVADA, INC., a company incorporated in Nevada, USA and having a place of business at 25505W. Twelve Mile Road, Suite 3000, Southfield, Michigan, 48034, USA ("CAC NEVADA"); and

(4) CAC SCOTLAND, a firm constituted under the law of Scotland (the "PARTNERSHIP").

WHEREAS:

(A) The Chargor, Comerica Bank and the other financial institutions signatory thereto, each as "BANKS" thereunder (and, in the case of Comerica Bank, in its separate additional capacity as "ISSUING BANK" thereunder) (together with any Successor Lenders party thereto from time to time, collectively the "LENDERS"), entered into an Amended and Restated Credit Agreement dated as of June 11, 2001 by and among the Chargor, the financial institutions from time to time parties thereto and Comerica Bank, as Agent (said credit agreement, as amended, restated or otherwise modified from time to time, the "CREDIT AGREEMENT").

(B) The Chargor entered into the separate note purchase agreements with the 1994 Noteholders dated as of October 1, 1994 (collectively, as amended, restated or otherwise modified from time to time, the "1994 NOTE AGREEMENTS"), pursuant to which the Second Amended and Restated Senior Notes due November 1, 2001 (collectively, as amended, restated or otherwise modified from time to time, the "1994 SENIOR NOTES") are outstanding.

(C) The Chargor entered into the separate note purchase agreements with the 1996 Noteholders dated as of August 1, 1996 (collectively, as amended, restated or otherwise modified from time to time, the "1996 NOTE AGREEMENTS"), pursuant to which the Second Amended and Restated Senior Notes due July 1, 2001 (collectively, as amended, restated or otherwise modified from time to time, the "1996 SENIOR NOTES") are outstanding.

(D) The Chargor entered into the separate note purchase agreements with the 1997 Noteholders dated as of March 25, 1997 (collectively, as amended, restated or otherwise modified from time to time, the "1997 NOTE AGREEMENTS") pursuant to which the Second Amended and Restated Senior Notes due October 1, 2001 (collectively, as amended, restated or otherwise modified from time to time, the "1997 SENIOR NOTES") are outstanding.

(E) Pursuant to Section 7.22 of the Credit Agreement and Section 6.23 of the 1994 Note Agreements, the 1996 Note Agreements and the 1997 Note Agreements (the "NOTE AGREEMENTS") the Lenders have required that the Chargor grant (or cause to be granted) certain liens and security interests to the Collateral Agent, as collateral agent and trustee for the benefit of the Lenders, the Noteholders, and the Future Debt Holders, all to secure the obligations of the Chargor under the Credit Documents, the obligations of the Chargor under the Noteholder Documents and the obligations of the Chargor under the Future Debt Documents.





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(F)      The Lenders and the Noteholders have consented to the transactions contemplated hereby and by the other Security Documents, and the Lenders and the Noteholders have agreed that the Chargor's obligations under the Credit Agreement, the Note Agreements and the Future Debt Documents shall be equally and ratably secured pursuant to this Assignation and the other Security Documents.

(G) The Chargor has directly and indirectly benefited and will directly and indirectly benefit from the transactions evidenced by and contemplated in the Credit Agreement, the Note Agreements and the Future Debt Documents and has consented to the execution and delivery of the Intercreditor Agreement among the Collateral Agent, the Lenders (including Comerica Bank), the Noteholders and the Future Debt Holders, dated as of 15 December 1998 as amended by First Amendment dated as of March 30, 2001 (as further amended from time to time according to the terms thereof, the "INTERCREDITOR AGREEMENT").

(H) The Lenders, the Noteholders and the Collateral Agent have entered into the Intercreditor Agreement to define the rights, duties, authority and responsibilities of the Collateral Agent, acting on behalf of such parties regarding the Charged Property (as defined below), and the relationship among the parties regarding their equal and ratable interests in the Charged Property.

(I) This Assignation is made in accordance with the Partnership Agreement and in particular, but without limitation, Clause 6.2 thereof.

NOW IT IS HEREBY AGREED as follows:

1        DEFINED TERMS; INTERPRETATION

         1.1 In this Assignation, unless the context otherwise requires, the following expressions shall have the following meanings:

                  "ASSIGNATION" means this Assignation in Security, as amended, modified or supplemented from time to time;

                  "CAC A CAPITAL SHARE" has the meaning given to it in the Partnership Agreement;

                  "CAC B CAPITAL SHARE" has the meaning given to it in the Partnership Agreement;

                  "CAC A REVENUE SHARE" has the meaning given to it in the Partnership Agreement;

                  "CAC B REVENUE SHARE" has the meaning given to it in the Partnership Agreement;

                  "CHARGED PROPERTY" means all the right, title and interest (including, but without limitation, the Rights) of the Chargor in and to the CAC A Capital Share and the CAC A Revenue Share present and future, arising under or deriving from the Partnership Agreement or held or received by the Chargor as Partner thereunder, assigned or to be assigned in security by or pursuant to this Assignation;

                  "LIEN" means any mortgage, standard security, charge, pledge, hypothecation, assignment or assignation by way of security, deposit agreement, encumbrance, lien (statutory or otherwise), title retention, finance lease, factoring or discounting of debts



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                  or other security interest on or over present or future assets of a person concerned securing any obligation of any person or any other type of preferential or trust arrangement having a similar effect, including any such security interest which arises or is imposed by operation of law;

                  "NON-CHARGED PARTNERSHIP INTEREST" means all right, title and interest (including without limitation, the Rights) of the Chargor in and to the CAC B Capital Share and the CAC B Revenue Share present or future, arising under or deriving from the Partnership Agreement or held or received by the Chargor as Partner thereunder, which shall not be charged or assigned in security by or pursuant to this Assignation;

                  "PARTNER" has the meaning given to it in the Partnership Agreement;

                  "PARTNERSHIP AGREEMENT" means the partnership agreement dated 23 March 2001 between the Chargor and CAC Nevada as amended by supplemental agreement dated 6 September 2001 as the same may be further supplemented or amended from time to time;

                  "PARTNERSHIP INTEREST" means all right, title and interest of the Chargor in and to the Partnership;

                  "RIGHTS" in relation to the Partnership Agreement means all rights, powers and entitlements, present and future thereunder including (but not restricted to):

                  (i) the right to receive allocations of revenue profits and capital profits in the Partnership pursuant to Clause 7 thereof; and

                  (ii) the rights to distributions of all cash or other property from the Partnership to which the Chargor is entitled.

         1.2      In this Assignation:

                  (i) references to the "CHARGOR", the "COLLATERAL AGENT" and any other person referred to in this Assignation shall be construed so as to include their respective successors and permitted transferees and assignees in accordance with their respective interests;

                  (ii) capitalised terms used but not defined in this Assignation (including the recitals hereto) have the same meanings as in the Intercreditor Agreement; and

                  (iii) this Assignation is a Security Document and a Financing Agreement and shall be interpreted and construed in accordance with the terms and provisions of the Intercreditor Agreement.

2.       OBLIGATION TO PAY

         The Chargor hereby undertakes to the Collateral Agent that it will pay the Benefited Obligations as and when the same fall due for payment in accordance with the applicable Financing Agreements (as defined in the Intercreditor Agreement).

3.       ASSIGNATION IN SECURITY

         3.1 As a continuing security for the payment and discharge of all Benefited Obligations,




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                                       4


                  the Chargor hereby charges and assigns by way of security to the Collateral Agent, (to the intent that the security hereby created shall be a continuing security in favour of the Collateral Agent in its capacity as such) all of the Charged Property, but excluding therefrom all rights, title and interest of the Chargor in and to the Non-Charged Partnership Interest.

         3.2 Without prejudice to the foregoing, the parties hereto agree and will ensure that the Charged Property assigned pursuant to this Assignation will at all times constitute at least but not greater than 65% of the Rights determined in accordance with
                  Section 956 of the Internal Revenue Code of the United States of America as amended from time to time.

         3.3 The Chargor binds and obliges itself to take all steps as are within its power and as the Collateral Agent may reasonably request to perfect under any appropriate law the security hereby granted or any security interest constituted pursuant to this Assignation in respect of all or any of the Charged Property.

         3.4 The Chargor intimates to CAC Nevada and the Partnership the assignation in security made in terms of Clause 3.1 hereof and CAC Nevada and the Partnership by their respective execution of this Assignation immediately subsequent to the execution hereof by the Chargor acknowledge such intimation and confirm that they have received no notice that the Chargor has otherwise assigned, charged, pledged or encumbered any of its rights and benefits under the Partnership Agreement. CAC Nevada further confirms that it has given its prior consent to the said assignation in security in accordance with Clause
                  6.2.1 of the Partnership Agreement.

         3.5 The Collateral Agent shall hold the benefit of the undertakings, charges and securities given by the Chargor pursuant to this Assignation upon trust for the Lenders, the Noteholders and the Future Debt Holders and the Collateral Agent, provided that the sole obligations of the Collateral Agent and of any Agent-Related Persons to the Lenders, the Noteholders and the Future Debt Holders shall be those set out in the Intercreditor Agreement (including, without limitation, Section 8 thereof) and neither the Collateral Agent nor any Agent-Related Persons shall be deemed to be a fiduciary hereunder or a partner in the Partnership. The Partnership hereby undertakes to pay to the Collateral Agent or to its order:-

                  (a) all distributions of revenue profits and capital profits in the Partnership, and

                  (b) all distributions of cash and other property from the Partnership to the extent that the Partners resolve to distribute the same in terms of the Partnership Agreement and to the extent the same constitute Charged Property.

4.       DELIVERY

         The Chargor agrees to deliver to the Collateral Agent, forthwith upon execution of this Assignation and the Collateral Agent shall be entitled during the continuance of this Assignation to hold any documents of title relating to the Charged Property and undertakes to the Collateral Agent to deliver to it all other documents of title relating to the Charged Property which may at any time come into the possession or control of the Chargor; and prior to the delivery thereof to the Collateral Agent, the Chargor will hold all such documents of title on trust for the Collateral Agent.



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                                       5


5.       REPRESENTATIONS AND WARRANTIES

         The Chargor represents and warrants to the Collateral Agent on the date of this Assignation and shall be deemed to have represented and warranted on each date when any of the Benefited Obligations is outstanding, in each case in the terms set out below:

         5.1 the Chargor is the sole legal and beneficial owner of the Charged Property, free and clear of all Liens, other than the security created hereunder;

         5.2 the assignation in security constituted by this Assignation creates a valid first ranking charge over and assignation of the Charged Property in favour of the Collateral Agent;

         5.3 except pursuant to this Assignation, the Chargor has not disposed of, or granted any rights over, any of the Charged Property or any interest therein or released or agreed to release any of its rights in or to any of the Charged Property;

         5.4 except pursuant to this Assignation or as set forth in the Partnership Agreement none of the Charged Property is the subject of any valid claim, assertion, infringement, right, action or other restriction or arrangement of whatever nature which does or may impinge upon the validity, enforceability or ownership of the Charged Property by the Chargor or its utilisation by the Chargor; and

         5.5 the Chargor is not unable to pay its debts as they fall due and is not otherwise insolvent.

6.       NEGATIVE PLEDGE AND DISPOSAL RESTRICTIONS

         During the continuance of the security constituted by this Assignation, and without prejudice to the provisions of the Intercreditor Agreement and the other Financing Agreements, the Chargor will not (without the prior consent in writing of the Collateral Agent):

         6.1 create or agree or attempt to create or permit to subsist (in favour of any person other than the Collateral Agent) any Lien over the whole or any part of the Charged Property or of the Partnership Interest or agree (whether on a contingent basis or otherwise) to do so; or

         6.2 (whether by a single transaction or a number of related or unrelated transactions and whether at the same time or over a period of time) sell, transfer, assign, lease out, lend or otherwise dispose of or cease to exercise direct control over all or any part of the Charged Property or of the Non-Charged Partnership Interest or any interest therein or the right to receive or to be paid the proceeds arising on the disposal of the same, or agree or attempt to do so; or

         6.3 permit the Partnership to admit an additional Partner or additional Partners (provided that the consent of the Collateral Agent shall not be unreasonably withheld or delayed where the admission of an additional Partner or Partners would not result in a breach of Clause 3.2 (save that the terms of this Clause 6 shall not apply in cases where, subject to Clause 3.2, (a) such additional Partner charges its interest in the Partnership to the Collateral Agent subject to and in terms substantially similar to this Assignation; (b) CAC Nevada transfers all or part of its interest in the Partnership to an additional Partner; or (c) the Chargor transfers all or part of the Non-Charged Partnership Interest to an additional Partner)); or





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         6.4      permit the Partnership to take any steps to dissolve or
                  terminate the Partnership; or

         6.5 make any material changes to the Partnership Agreement which are in any material respect adverse to the Majority Benefited Parties.

7        OTHER UNDERTAKINGS

         7.1 The Chargor will furnish the Collateral Agent with copies of all notices served under the Partnership Agreement and such information concerning the Charged Property and the Non-Charged Partnership Interest as the Collateral Agent may from time to time reasonably request, and will permit the Collateral Agent from time to time during business hours and on reasonable notice (or at any time without notice during the existence of an Event of Default), to inspect, audit and make copies of and extracts from all records and all other papers in the possession of the Chargor which pertain to the Charged Property and/or the Non-Charged Partnership Interest.

         7.2 The Chargor will not do or cause or permit to be done anything (including, without limitation, by way of any exercise of its rights under Clause 8) which may in any way depreciate, jeopardise or otherwise prejudice the value to the Collateral Agent of the Charged Property or the security constituted by this Assignation; and further provided that this undertaking will only relate to matters affecting the Charged Property and no breach of this undertaking shall arise as a result of any general deterioration in the financial condition of the Partnership arising as a consequence of any action or omission of the Chargor or the Partnership in relation to the business or assets of the Partnership.

         7.3      The Chargor hereby declares and agrees that:

                  (i) this Assignation shall be held by the Collateral Agent as a continuing security and shall not be satisfied by any intermediate payment or satisfaction of any part of the Benefited Obligations and shall remain in full force and effect until all Benefited Obligations have been unconditionally and irrevocably paid and discharged in full to the satisfaction of the Collateral Agent;

                  (ii) the Collateral Agent shall not be bound to enforce any guarantee or security or proceed to take any other steps against any other person before enforcing this Assignation; and

                  (iii) this Assignation shall be in addition to, and not in substitution for, any other rights which the Collateral Agent or any Lender, Noteholder or Future Debt Holder may now or hereafter have under or by virtue of any guarantee or security or agreement or any Lien or by operation of law or under any collateral or other security now or hereafter held by the Collateral Agent or any Lender, Noteholder or Future Debt Holder or to which the Collateral Agent or any Lender, Noteholder or Future Debt Holder may be entitled.

         7.4 Any settlement or discharge under this Assignation between the Collateral Agent and the Chargor shall be conditional upon no security or payment to the Collateral Agent or any Lender, Noteholder or Future Debt Holder by the Chargor or any other person being avoided or set-aside or ordered to be refunded or reduced by virtue of any provision or enactment relating to bankruptcy, sequestration, insolvency, administration or liquidation for the time being in force, and if such condition is not satisfied (but without limiting the other rights of the Collateral Agent or any Lender,





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                                       7



                  Noteholder or Future Debt Holder hereunder or under applicable law) such settlement or discharge shall be of no effect and the security created by this Assignation shall remain and/or shall be reinstated in full force and effect as if such settlement or discharge had not occurred and the Collateral Agent shall, on behalf of the Lenders, the Noteholders and the Future Debt Holders, be entitled to recover from the Chargor on demand the value of the security or payment so avoided, set-aside, refunded or reduced.



8        UPON ENFORCEMENT

         8.1 At any time on or following the occurrence of an Event of Default so long as such Event of Default is continuing, the Collateral Agent may in its absolute discretion enforce all or any part of this Assignation in any manner it sees fit and shall be entitled without any notice to the Chargor to exercise all rights and powers in relation to the Charged Property which could have been exercised by the Chargor prior to the security hereby granted becoming enforceable.

         8.2 The Collateral Agent shall not in any circumstances, either by reason of any dealing with the Charged Property or any part thereof or for any other reason whatsoever be liable to account to the Chargor for anything except in respect of the Collateral Agent's own actual receipts or be liable to the Chargor for any loss or damage arising from any reduction by the Collateral Agent of the Charged Property or any part thereof or from any exercise or non-exercise by the Collateral Agent of any power, authority or discretion conferred upon it in relation to the Charged Property or any part thereof by or pursuant to this Assignation or otherwise by any applicable law other than, in each case, as a result of wilful default or negligence;

         8.3 For the purpose of or pending the discharge of any of the Benefited Obligations, the Collateral Agent may, subject to the terms and conditions of the Intercreditor Agreement, convert any moneys received, recovered or realised in any currency under this Assignation (including the proceeds thereof ) from their existing currency of denomination into any other currency at such rate or rates of exchange and at such time as the Collateral Agent thinks fit and shall effect such conversion in such a manner as to minimise the number of currencies to be converted to the extent reasonably practicable.

9        FURTHER ASSURANCES; POWER OF ATTORNEY

         9.1 The Chargor hereby undertakes with the Collateral Agent to take such further acts, enter into such other instruments or documents and otherwise perform such action as may be necessary or as the Collateral Agent may otherwise reasonably request to more fully give effect to the security granted hereunder and, upon the occurrence of an Event of Default, for so long as the same continues, to facilitate the realisation of the Charged Property and any other provision of this Assignation. This shall include (without limitation) (i) the execution of any further fixed securities, transfers, conveyances, assignations, assurances or deeds supplemental hereto (whether in favour of the Collateral Agent or otherwise) of or in respect of the Charged Property and any future rights granted to or obtained by the Chargor (or following the admission of an additional Partner or additional Partners pursuant to Clause 6.3 hereof) in respect of the Partnership and (ii) the giving of any notice, order or direction and the making of any registration, which the Collateral Agent may think expedient.



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         9.2      The Chargor hereby irrevocably and by way of security appoints the Collateral Agent and its delegates to be its attorney
                  (with full power of substitution and delegation) in its name and on its behalf and as its act and deed to execute, seal and deliver and otherwise perfect and complete and do any deed, agreement, instrument, resolution, or other act or thing which the Chargor ought to execute and do under the terms of this Assignation or which may otherwise be required or deemed proper by the Collateral Agent for the purposes of this Assignation and the Chargor hereby undertakes to ratify and confirm all acts and things done by such attorney. The power of attorney hereby granted is as regards the Collateral Agent and its delegates (and as the Chargor hereby acknowledges) granted irrevocably and for value as part of the security constituted by this Assignation to secure proprietary interests in and the performance of obligations owed to the respective donees, and shall be exercisable upon the occurrence and during the continuance of any Event of Default.

10.      PROTECTION OF THIRD PARTIES

         No purchaser from, or other person dealing with, the Collateral Agent will be obliged or concerned to enquire whether the right of the Collateral Agent to exercise any of the powers conferred by this Assignation has arisen or become exercisable or whether any of the Benefited Obligations remains outstanding and the receipt of the Collateral Agent shall be an absolute and complete discharge to any such purchaser and will relieve such purchaser of any obligation to see to the application of any monies paid to or by the direction of the Collateral Agent.

11       THE COLLATERAL AGENT'S REMEDIES

         11.1 The rights, powers and remedies provided in this Assignation are cumulative and are not, nor are they to be construed as, exclusive of any rights, powers or remedies provided by law or otherwise.

         11.2 No failure on the part of the Collateral Agent or any Agent-Related Persons to exercise, or delay on its part in exercising, any of its rights, powers and remedies provided by this Assignation or by law (collectively the "AGENT'S RIGHTS") shall operate as a waiver thereof, nor shall any single or partial exercise of any of the Agent's Rights preclude any further or other exercise of that one of the Agent's Rights concerned or the exercise of any other of the Agent's Rights.

         11.3 The Chargor hereby agrees to indemnify the Collateral Agent and any Agent-Related Persons against all losses, actions, claims, costs, charges, expenses and liabilities incurred by the Collateral Agent and any Agent-Related Persons (including any substitute, delegate or attorney) in relation to this Assignation or the Benefited Obligations (including, without limitation, the costs, charges and expenses incurred in the carrying into effect of this Assignation or in the exercise of any of the rights, remedies and powers conferred on the Collateral Agent hereby or in the perfection or enforcement of the security constituted hereby or pursuant hereto) or occasioned by any breach by the Chargor of any of its covenants, undertakings or obligations to the Collateral Agent and any Agent-Related Persons under this Assignation. The Chargor shall so indemnify the Collateral Agent on demand.

         11.4 The Collateral Agent shall not be obliged, before exercising any of the rights, powers or remedies conferred upon it by or pursuant to this Assignation or by law to:

                  (i) take any action or obtain judgment or decree in any court against the Chargor; or



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                                       9



                  (ii) make or file any claim to rank in a winding up, liquidation or sequestration (as appropriate) of the Chargor.

12       THE COLLATERAL AGENT'S DISCRETION

         12.1 Subject to the terms and conditions of the Intercreditor Agreement, any liberty or power which may be exercised or any determination which may be made hereunder by the Collateral Agent may be exercised or made in the reasonable discretion of the Collateral Agent.

         12.2 A certificate by an officer of the Collateral Agent (i) as to the amount for the time being due to the Collateral Agent or any Lender, Noteholder or Future Debt Holder under any Financing Agreement and (ii) as to any sums payable to the Collateral Agent or any Lender, Noteholder or Future Debt Holder hereunder, shall (save in the case of manifest error) be conclusive and binding upon the Chargor for all purposes.

13.      AMENDMENTS

         No amendment or waiver of any provision of this Assignation and no consent to any departure by the Chargor therefrom shall in any event be effective unless the same shall be in writing and signed or approved in writing by the Collateral Agent in accordance with the provisions of the Intercreditor Agreement and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. In the event of any conflict between this Assignation and the Intercreditor Agreement or any of the other Financing Agreements, the provisions of the Intercreditor Agreement or the relevant Financing Agreement shall prevail.

14.      NOTICES

         14.1 All notices and other communications provided to any party hereto in connection with this Assignation shall be in writing and the provisions of Section 11(a) of the Intercreditor Agreement are hereby incorporated into this Assignation with all necessary consequential changes.

         14.2 Any notice to the Partnership may be left at or sent to 3 Genfinlas Street, Edinburgh, EH3 6AQ, Scotland.

15       RIGHTS AND REMEDIES CUMULATIVE; WAIVERS

         15.1 The rights and remedies of the Collateral Agent provided in this Assignation are cumulative and not exclusive of any rights or remedies provided by law;

         15.2 A waiver given or consent granted by the Collateral Agent under this Assignation will be effective only if given in writing and then only in the instance and for the purpose for which it is given.

16.      INVALIDITY OF ANY PROVISION

         If any provision of this Assignation is or becomes invalid, illegal or unenforceable in any respect under any law, the validity, legality and enforceability of the remaining provisions will not be affected or impaired in any way.





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                                       10


17.      ASSIGNATION

         The Collateral Agent may at any time assign or otherwise transfer all or any part of its rights under this Assignation in accordance with and subject to the terms of the Intercreditor Agreement. The Chargor may not at any time assign or otherwise transfer any of its rights or obligations under this Assignation.

18.      NOTICE OF SUBSEQUENT CHARGE

         If the Collateral Agent receives notice of any subsequent Lien affecting any part of the Charged Property, it may open a new account for the Chargor in its books and if it does not do so then it will, as from the time of receipt of such notice, automatically be treated as if all payments made to it by the Chargor have been credited to a new account of the Chargor and not as having been applied in reduction of the Benefited Obligations.

19.      OBLIGATIONS UNDER PARTNERSHIP AGREEMENT

         19.1 No obligation shall be assumed by the Collateral Agent under the Partnership Agreement by virtue of the execution and delivery of this Assignation and no liability (whether contractual, delictual or otherwise) shall fall upon or accrue to the Collateral Agent in consequence of any failure by the Chargor to perform its obligations under or otherwise in terms of the Partnership Agreement.

         19.2 Nothing in this Assignation shall have the effect of making the Collateral Agent a Partner

20.      NO WAIVER

         The obligations of the Chargor contained in this Assignation will not be affected by any act, omission or circumstance which (save for this provision) may operate so as to release or otherwise exonerate the Chargor from its obligations hereunder or otherwise affect any such obligation, including:

         (i) any time, indulgence or waiver granted to or composition made with any obligor in respect of the Benefited Obligations or any other person;

         (ii) the taking, variation, compromise, renewal or release of or failure to enforce any rights, remedies or securities against or granted by any obligor in respect of the Benefited Obligations or any other person;

         (iii) any legal limitation, disability, incapacity or other circumstance relating to any obligor in respect of the Benefited Obligations or any other person or any variation of the terms of this Assignation or any other document (including the other Financing Agreements); or

         (iv) any other act, omission or circumstance which might otherwise adversely affect any of the obligations of the Chargor hereunder.

         No failure or delay by the Collateral Agent or any Agent-Related Persons in exercising any right, power or privilege under this Assignation shall operate as a waiver thereof nor shall any single or partial exercise of any right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

21       GOVERNING LAW AND SUBMISSION TO JURISDICTION

         21.1 LAW: This Assignation and all matters and disputes relating hereto shall be governed and construed in accordance with Scots law.

         21.2 JURISDICTION: The Chargor irrevocably agrees for the benefit of the Collateral Agent that the courts of Scotland shall have non-exclusive jurisdiction to hear and determine any suit, action or proceeding, and to settle any disputes, which may arise out of or in connection with this Assignation and, for such purposes, irrevocably submits to the non-exclusive jurisdiction of such courts. The submission to the courts of Scotland referred to in the preceding sentence of this Clause
                  21.2 shall not limit the right of the Chargor to take proceedings in connection with any agreement relating to the Benefited Obligations to which it is a party and which is not governed by Scots law in any other court of competent jurisdiction.

         21.3 FORUM: The Chargor irrevocably waives any objection which it might now or hereafter have to the courts referred to in Clause 21.2 being nominated as the forum to hear and determine any suit, action or proceeding, and to settle any disputes, which may arise out of or in connection with this Assignation and agrees not to claim that any such court is not a convenient or appropriate forum.

         21.4 NON-EXCLUSIVE: The submission to the jurisdiction of the courts referred to in Clause 21.2 shall not (and shall not be construed so as to) limit the right of the Collateral Agent to take proceedings against the Chargor in any other court of competent jurisdiction nor shall the taking of proceedings in any one or more jurisdictions preclude the taking of proceedings in any other jurisdiction, whether concurrently or not.

         21.5 PROCESS AGENT: The Chargor agrees that the process by which any suit, action or proceeding is begun may be served on it by being delivered in connection with any suit, action or proceeding in Scotland, to it at c/o Credit Acceptance Corporation UK Limited, Burfree House, Teville Road, Worthing, West Sussex BN11 1UG, England, or, if different, the principal place of business of Credit Acceptance Corporation UK Limited in England for the time being.

         21.6 WAIVER OF IMMUNITY: To the extent that the Chargor may be entitled in any jurisdiction to claim for itself or its assets, immunity from suit, execution, attachment or other legal process whatsoever, it hereby irrevocably agrees not to claim and hereby irrevocably waives such immunity to the fullest extent permitted by the laws of such jurisdiction.

IN WITNESS whereof these presents typewritten on this and the preceding ten pages are executed for and on behalf of the parties as follows:.

THE CHARGOR

SIGNED
for and on behalf of the said
CREDIT ACCEPTANCE
CORPORATION

at Southfield, MI...........................

on September 10, 2001.......................

by  /s/ Douglas W. Busk.....................

and /s/ Charles A. Pearce...................


THE COLLATERAL AGENT

SIGNED
for and on behalf of
COMERICA BANK, as Collateral
Agent for and on behalf of
the Lenders, the Noteholders and
the Future Debt Holders

at Detroit, MI..............................

on September 7, 2001........................

by  /s/ Caryn Dorfman.......................

and /s/ Michael P. Stapleton................


CAC NEVADA

SIGNED for and on behalf of
CAC NEVADA, INC

at Southfield, MI...........................

on September 10, 2001.......................

by  /s/ Douglas W. Busk.....................

and /s/ Charles A. Pearce...................


CAC SCOTLAND

SIGNED for and on behalf of
CAC SCOTLAND

at Southfield, MI...........................

on September 10, 2001.......................

by /s/ Douglas W. Busk......................
an officer of Credit Acceptance Corporation
one of the partners thereof

in the presence of this witness:

/s/ Charles A. Pearce.......................
(witness name) Charles A. Pearce, Secretary

25505 West Twelve Mile Road.................
Southfield, MI  48034.......................
(witness address)

                             ASSIGNATION IN SECURITY
                                      AMONG


                         CREDIT ACCEPTANCE CORPORATION,

                                 COMERICA BANK,

                                 CAC NEVADA, INC
                                       AND

                                  CAC SCOTLAND




                                      2001
                                GMB.FMJ.C1554.001
                                   FAS NO 7646



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